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                                  EXHIBIT 21

                                SUBSIDIARIES OF
                        CARDIOTECH INTERNATIONAL, INC.



Name
----
                                               State or Other Jurisdiction
                                               ---------------------------
                                               of Incorporation or Organization
                                               --------------------------------

Incorporation or Organization
-----------------------------

CardioTech International Limited                                 United Kingdom